UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2023

LENSAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-039473	32-0125724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive,

Orlando, Florida 32826

(Address of principal executive offices)

Registrant’s telephone number, including area code

(888) 536-7271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on May 12, 2023, LENSAR, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NR-GRI Partners, LP, a Delaware limited partnership and an affiliate of North Run Capital, LP (the “Buyer”), whereby it agreed to sell to the Buyer, for an aggregate gross purchase price of $20.0 million, (i) an aggregate of 20,000 shares of a newly established series of Preferred Stock designated as “Series A Convertible Preferred Stock, par value $0.01 per share” (the “Preferred Shares”), which have a stated value of $1,000 per share and are initially convertible into 7,940,446 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to certain beneficial ownership limitations described below and (ii) warrants (the “Warrants”) to purchase an aggregate of 4,367,246 shares of Common Stock (the “Warrant Shares”). The transaction (the “Offering”) closed on May 18, 2023.

Warrants

In connection with the closing of the Offering, the Company issued to the Buyer 2,183,623 Warrants that are designated as Class A Common Stock Purchase Warrants and have an exercise price equal to $2.45 per share, and 2,183,623 Warrants that are designated as Class B Common Stock Purchase Warrants and have an exercise price equal to $3.0625 per share, subject in each instance to adjustments as provided under the terms of the Warrants. The Warrants are exercisable at any time up to and including the fifth anniversary of the closing date of the Offering, provided that the exercise of the Warrants will be subject to the Ownership Blocker (as defined below), unless the Company’s stockholders approve the removal of the Ownership Blocker. The Warrants may be exercised on a cashless basis at any time while the resale registration statement required by the registration rights agreement entered into by the Company in connection with the Offering is not effective and available for such holder’s Warrant Shares, and the Warrants will automatically be exercised on a cashless basis upon the expiration of the Warrants if not otherwise exercised prior thereto. In the event of a sale of the Company or other Fundamental Transaction (as defined below) prior to the expiration or exercise of the Warrants, the holders of the Warrants may elect to have the Warrants redeemed by the Company for an amount in cash equal to the Black-Scholes value of the Warrants.

The foregoing description of the Warrants is qualified in its entirety by the terms of the Class A Common Stock Purchase Warrant and Class B Common Stock Purchase Warrant attached hereto as Exhibits 4.1 and 4.2, respectively.

Voting Agreements

The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to the Company’s Amended and Restated Certificate of Incorporation, establishing the designations, preferences, powers and rights of the Preferred Shares, provides that the Preferred Shares will not be convertible to the extent that the conversion would cause the Buyer, together with its affiliates, to become the beneficial owner of more than 19.99% of the Company’s Common Stock (the “Ownership Blocker”), until such time, if any, that the Company’s stockholders have approved removal of the Ownership Blocker in accordance with Nasdaq Listing Rule 5635. The Company has agreed to call and hold, not later than August 16, 2023, a special meeting of its stockholders to approve the removal of the Ownership Blocker. In connection with the closing of the Offering, each director and executive officer of the Company entered into a voting agreement with the Buyer pursuant to which each such director and executive officer agreed to vote his or her shares of Common Stock in favor of removal of the Ownership Blocker at the special meeting of stockholders (each, a “Voting Agreement”).

The foregoing description of the Voting Agreement is qualified in its entirety by the terms of the Voting Agreement, a form of which is attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference. On May 12, 2023, the Company entered into the Purchase Agreement, pursuant to which the Company has agreed to sell, upon the terms and conditions set forth therein, the Preferred Shares and Warrants (together with the Conversion Shares and Warrant Shares issuable pursuant thereto) solely to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Accordingly, none of the securities to be issued in the Offering, including the Conversion Shares and the Warrant Shares, will have been registered under the Securities Act as of the closing date of the Offering, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The initial maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants is 12,307,693 shares, subject to customary anti-dilution adjustments for stock splits, reverse stock split, and the like.

Item 3.03.	Material Modification to Rights of Security Holders

On May 18, 2023, in connection with the closing of the Offering, the Company filed the Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which established the designations, preferences, powers and rights of the Preferred Shares. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

Pursuant to the Certificate of Designations, holders of Preferred Shares will be entitled to vote on an as-converted basis with the Company’s Common Stock, after taking into account the Ownership Blocker. The Preferred Shares rank senior to the Common Stock, as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The Preferred Shares will participate with the holders of the Common Stock on an as-converted basis to the extent any dividends are declared on the Common Stock, although the Preferred Shares will not accrue a fixed dividend. Each Preferred Share will be convertible at the option of the holder from and after the original date of issuance into a number of shares of Common Stock based on the stated value of the Preferred Share and any declared and unpaid dividends divided by an initial conversion price of $2.51875, subject to customary adjustment in the event of stock splits, stock dividends, and similar events. If the Company fails to timely issue Preferred Shares or shares of Common Stock issuable upon conversion of the Preferred Shares or remove legends from any such shares, in each case as and when required to do so, the Company will be required to pay liquidated damages. Notwithstanding the foregoing, the Company’s ability to settle conversions of Preferred Shares is subject to the Ownership Blocker.

The Preferred Shares are subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of the stated value of the Preferred Shares or the consideration per share of the Company’s Common Stock in the Fundamental Transaction (or in the absence of such consideration, the volume-weighted average price of the Company’s Common Stock immediately preceding the closing of the Fundamental Transaction).

The Certificate of Designations provides that, for so long as the holders of the Preferred Shares collectively beneficially own 20% of the Preferred Shares and warrants to purchase shares of Common Stock issued in connection therewith on May 18, 2023 (assuming the full conversion or exercise of such securities), the Company may not, without the consent of the Buyer, liquidate, dissolve, or wind up its affairs or effect a merger or sale of the Company or other Fundamental Transaction; create, authorize, or issue shares of capital stock that are senior or pari passu to the Preferred Shares; complete an acquisition with consideration above $1.0 million; incur debt in excess of $1.0 million; change its line of business; or enter into certain related-party transactions. In addition, the Purchase Agreement provides that, for so long as the foregoing ownership condition is satisfied, the Company may not, without the consent of the Buyer, issue (i) more than 10% of its outstanding shares of Common Stock as of May 18, 2023 or (ii) any of its equity securities on or prior to September 15, 2023, subject, in each case, to exceptions for stock plans and acquisitions.

The foregoing description of the Certificate of Designations is qualified in its entirety by the terms of the Certificate of Designations attached hereto as Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information concerning the Certificate of Designations and the terms, rights, obligations and preferences of the Preferred Shares set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed May 18, 2023

4.1	Class A Common Stock Purchase Warrant, dated May 18, 2023

4.2	Class B Common Stock Purchase Warrant, dated May 18, 2023

10.1	Form of Voting Agreement between NR-GRI Partners, LP, and each of the executive officers and directors of LENSAR, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: May 18, 2023	By:	/s/ Nicholas T. Curtis
	Name:	Nicholas T. Curtis
	Title:	Chief Executive Officer

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